Exhibit 4.2

DEPOSIT AGREEMENT

among

Selective Insurance Group, Inc.,

Equiniti Trust Company,

as Depositary, Registrar and Transfer Agent

and

The Holders From Time to Time of
the Depositary Receipts Described Herein

Dated as of December 9, 2020

i

ii

THIS DEPOSIT AGREEMENT, dated December 9, 2020, among Selective Insurance Group, Inc., a New Jersey corporation (the “Corporation”), Equiniti Trust Company, a limited trust company organized under the laws of the State of New York, (“EQ”) as Depositary (as defined below), as Registrar (as defined below) and Transfer Agent (as defined below), and the Holders from time to time of the Receipts (as defined below).

WHEREAS, it is desired to provide, as hereinafter set forth in this Agreement (as defined below), for the deposit of 8,000,000 shares of 4.60% Non-Cumulative Preferred Stock, Series B, without par value, $25,000 liquidation preference per share (the “Preferred Stock”), of the Corporation from time to time with the Depositary for the purposes set forth in this Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares (as defined below) in respect of the Preferred Stock so deposited; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Agreement.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I
DEFINED TERMS

Section 1.1.      Definitions.

The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Agreement:

“Agreement” shall mean this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

“Certificate of Amendment” shall mean the relevant Certificate of Amendment with respect to the Preferred Stock filed with the Secretary of State of the State of New Jersey establishing the Preferred Stock as a series of preferred stock of the Corporation.

“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Corporation, including any certificates of designations, and as restated or amended from time to time.

“Corporation” shall have the meaning ascribed thereto in the recitals.

“Depositary” shall mean EQ and any successor as Depositary hereunder.

“Depositary Shares” shall mean the depositary shares, each representing a 1/1,000th interest in one share of the Preferred Stock, evidenced by a Receipt.

“Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 7.5.

“Depositary’s Office” shall mean the principal office of the Depositary designated for the purposes contemplated in this Agreement, which is currently located at 275 Madison Avenue, 34th Floor, New York, NY 10016.

“DTC” shall mean The Depository Trust Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Event” shall mean with respect to any Global Registered Receipt:

(1)   (A) the Global Receipt Depository which is the Holder of such Global Registered Receipt or Receipts notifies the Corporation that it is no longer willing or able to properly discharge its responsibilities under any Letter of Representations or that it is no longer eligible or in good standing under the Exchange Act, and (B) the Corporation has not appointed a qualified successor Global Receipt Depository within 90 calendar days after the Corporation received such notice, or

(2)   the Corporation in its sole discretion notifies the Depositary in writing that the Receipts or portion thereof issued or issuable in the form of one or more Global Registered Receipts shall no longer be represented by such Global Receipt or Receipts.

“Funds” shall have the meaning set forth in Section 2.9.

“Global Receipt Depository” shall mean, with respect to any Receipt issued hereunder, DTC or such other entity designated as Global Receipt Depository by the Corporation in or pursuant to this Agreement, which entity must be, to the extent required by any applicable law or regulation, a clearing agency registered under the Exchange Act.

“Global Registered Receipts” shall mean a global registered Receipt, in definitive or book-entry form, registered in the name of a nominee of DTC.

“Letter of Representations” shall mean any applicable agreement among the Corporation, the Depositary and a Global Receipt Depository with respect to such Global Receipt Depository’s rights and obligations with respect to any Global Registered Receipts, as the same may be amended, supplemented, restated or otherwise modified from time to time and any successor agreement thereto.

“Moody’s” shall have the meaning set forth in Section 2.9.

“Person” shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity, and shall include any successor (by merger or otherwise) of any such Person.

“Preferred Stock” shall have the meaning ascribed thereto in the recitals.

“Receipt” shall mean one of the depositary receipts issued hereunder, substantially in the form set forth as Exhibit A hereto, whether in definitive or temporary form, and evidencing the number of Depositary Shares with respect to the Preferred Stock held of record by the Record Holder of such Depositary Shares.

“Record Holder” or “Holder” as applied to a Receipt shall mean the Person in whose name such Receipt is registered on the books of the Depositary maintained for such purpose.

“Redemption Date” shall have the meaning set forth in Section 2.8.

“Redemption Price” shall have the meaning set forth in Section 2.8.

“Registrar” shall mean EQ or such other successor bank or trust company which shall be appointed by the Corporation to register ownership and transfers of Receipts as herein provided; and if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by EQ shall be deemed, as applicable, to refer as well to the register maintained by such Registrar for such purpose.

“S&P” shall have the meaning set forth in Section 2.9.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Signature Guarantee” shall have the meaning set forth in Section 2.3.

“Transfer Agent” shall mean EQ or such other successor bank or trust company which shall be appointed by the Corporation to transfer the Receipts or the deposited Preferred Stock, as the case may be, as herein provided.

ARTICLE II
FORM OF RECEIPTS, DEPOSIT OF PREFERRED STOCK, EXECUTION AND DELIVERY,
TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

Section 2.1.      Form and Transfer of Receipts.

The definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided (but which do not affect the rights, duties, liabilities or responsibilities of the Depositary). Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Corporation, delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Corporation and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the penultimate paragraph of Section 2.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Corporation’s expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement as definitive Receipts.

Receipts shall be executed by the Depositary by the manual, facsimile or electronic signature of a duly authorized officer of the Depositary. No Receipt shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose unless it shall have been executed manually or by facsimile or electronic signature by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual, facsimile or electronic signature of a duly authorized officer of the Depositary and countersigned by manual, facsimile or electronic signature by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided. Receipts bearing the manual, facsimile or electronic signature of a duly authorized signatory of the Depositary who was at such time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Agreement (but which do not affect the rights, duties, liabilities or responsibilities of the Depositary) all as may be required by the Depositary and approved by the Corporation or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

Title to Depositary Shares evidenced by a Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the Depositary’s procedures; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Depositary as provided in Section 2.3, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the Person entitled to distributions of dividends or other distributions or to any notice provided for in this Agreement and for all other purposes.

Section 2.2.      Deposit of Preferred Stock; Execution and Delivery of Receipts in Respect Thereof.

Subject to the terms and conditions of this Agreement, the Corporation may from time to time deposit shares of Preferred Stock under this Agreement by delivering to the Depositary, including via electronic book-entry, such shares of Preferred Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Agreement and (ii) a written order of the Corporation directing the Depositary to execute and deliver to, or upon the written order of, the Person or Persons stated in such order a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited Preferred Stock. The Preferred Stock that is deposited shall be held by the Depositary at the Depositary’s Office. As Transfer Agent, EQ will reflect changes in the number of shares of deposited Preferred Stock held by it by notation, book-entry or other appropriate method. The Depositary shall not lend any Preferred Stock deposited hereunder.

Upon receipt by the Depositary of Preferred Stock deposited in accordance with the provisions of this Section 2.2, together with the other documents required as above specified, and upon recordation of the Preferred Stock on the books of the Corporation (or its duly appointed transfer agent) in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Agreement, shall execute and deliver to or upon the order of the Person or Persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.2, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the Preferred Stock so deposited and registered in such name or names as may be requested by such Person or Persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office.

Section 2.3.      Registration of Transfer of Receipts.

The Corporation hereby appoints EQ as the Registrar, Transfer Agent, the redemption agent and disbursing agent in respect of the Receipts and EQ hereby accepts such appointment, subject to the express terms and conditions of this Agreement and no implied duties or obligations shall be read into this Agreement against EQ. Subject to the terms and conditions of this Agreement, the Transfer Agent shall register on its books from time to time transfers of Receipts upon any surrender thereof by the Holder or by such Holder’s duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer which shall be affixed with the signature guarantee of a guarantor institution which is a participant in a signature guarantee program approved by the Securities Transfer Association (a “Signature Guarantee”), and any other reasonable evidence of authority that may be required by the Transfer Agent, together with evidence of the payment by the applicable party of any transfer taxes or similar charges as may be required to be paid under applicable law. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the Person entitled thereto. With respect to the appointments of EQ as Registrar, Transfer Agent and disbursing agent in respect of the Receipts and, in its capacities under such appointments, shall be entitled to the same rights, indemnities, immunities and benefits as it receives in its capacity as the Depositary hereunder as if explicitly named in such capacities in each such provisions.

The Depositary shall not be required (a) to issue, transfer or exchange any Receipts for a period beginning at the opening of business 15 days prior to any selection of Depositary Shares and Preferred Stock to be redeemed and ending at the close of business on the day of the mailing of notice of redemption, or (b) to transfer or exchange for another Receipt any Receipt called or being called for redemption in whole or in part except as provided in Section 2.8.

Section 2.4.      Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Preferred Stock.

Upon surrender of a Receipt or Receipts at the Depositary’s Office for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Agreement, the Depositary shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the Holder of the Receipt or Receipts so surrendered.

Any Holder of a Receipt or Receipts may withdraw the number of whole shares of Preferred Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary’s Office. Thereafter, as soon as practicable, the Depositary shall deliver to such Holder, or to the Person or Persons designated by such Holder as hereinafter provided, the number of whole shares of Preferred Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but Holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock hereunder or to receive a Receipt evidencing Depositary Shares therefor. If a Receipt delivered by the Holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Preferred Stock, the Depositary shall at the same time, in addition to such number of whole shares of Preferred Stock and such money and other property, if any, to be so withdrawn, deliver to such Holder, or subject to Section 2.3 upon his order, a new Receipt evidencing such excess number of Depositary Shares.

In no event will fractional shares of Preferred Stock (or any cash payment in lieu thereof) be delivered by the Depositary. Delivery of the Preferred Stock and money and other property, if any, being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer including, but not limited to, a Signature Guarantee.

If the Preferred Stock and the money and other property, if any, being withdrawn are to be delivered to a Person or Persons other than the Record Holder of the related Receipt or Receipts being surrendered for withdrawal of such Preferred Stock, such Holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such Holder for withdrawal of such shares of Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

Delivery of the Preferred Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary’s Office, except that, at the request, risk and expense of the Holder surrendering such Receipt or Receipts and for the account of the Holder thereof, such delivery may be made at such other place as may be designated by such Holder.

Section 2.5.      Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts.

As a condition precedent to the execution and delivery, registration and registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Corporation may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Corporation shall have made such payment, the reimbursement to it) of any charges or expenses payable by the Holder of a Receipt pursuant to Section 5.7, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature, including a Signature Guarantee, and any other reasonable evidence of authority that may be required by the Depositary, and may also require compliance with such regulations, if any, as the Depositary or the Corporation may establish consistent with the provisions of this Agreement and/or applicable law.

The deposit of the Preferred Stock may be refused, the delivery of Receipts against Preferred Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Corporation is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Corporation at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Agreement.

Section 2.6.      Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the Holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of such Holder’s ownership thereof, (ii) the Holder thereof furnishing the Depositary with an affidavit and an indemnity or bond satisfactory to the Depositary, and (iii) the payment of any reasonable expense in connection with such execution and delivery. Applicants for such substitute Receipts shall also comply with such other regulations and pay such other reasonable charges as the Depositary may prescribe and as required by Section 8-405 of the Uniform Commercial Code.

Section 2.7.      Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized and directed to destroy all Receipts so cancelled.

Section 2.8.      Redemption of Preferred Stock.

Whenever the Corporation shall be permitted and shall elect to redeem shares of Preferred Stock in accordance with the terms of the Certificate of Amendment, it shall give or cause to be given to the Depositary, not less than 25 days and not more than 90 days prior to the Redemption Date (as defined below), notice of the date of such proposed redemption of Preferred Stock and of the number of such shares held by the Depositary to be so redeemed and the applicable redemption price (the “Redemption Price”) as set forth in the Certificate of Amendment, and the place or places where the certificates evidencing such shares, if any, are to be surrendered for payment of the Redemption Price which notice shall be accompanied by a certificate from the Corporation stating that such redemption of Preferred Stock is in accordance with the provisions of the Certificate of Amendment. On the date of such redemption, provided, that the Corporation shall then have paid or caused to be paid in full to EQ the Redemption Price of the Preferred Stock to be redeemed, plus an amount equal to any declared but unpaid dividends and the portion of the quarterly dividend per share of Preferred Stock attributable to the then-current dividend period that has not been declared and paid to, but excluding, the redemption date, in accordance with the provisions of the Certificate of Amendment, the Depositary shall redeem the number of Depositary Shares representing such Preferred Stock. The Depositary shall mail notice of the Corporation’s redemption of Preferred Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the Preferred Stock to be redeemed by first-class mail, postage prepaid (or another reasonably acceptable transmission method), not less than 10 days and not more than 60 days prior to the date fixed for redemption of such Preferred Stock and Depositary Shares (the “Redemption Date”) (provided, that, the Depositary receives notice from the Corporation sufficiently in advance of the Redemption Date) to the Record Holders of the Receipts evidencing the Depositary Shares to be so redeemed at their respective last addresses as they appear on the records of the Depositary; but neither failure to mail or transmit any such notice of redemption of Depositary Shares to one or more such Holders nor any defect in any notice of redemption of Depositary Shares to one or more such Holders shall affect the sufficiency of the proceedings for redemption as to the other Holders. Each such notice shall be prepared by the Corporation and shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such Holder are to be redeemed, the number of such Depositary Shares held by such Holder to be so redeemed; (iii) the Redemption Price or the manner of its calculation; (iv) the place or places where Receipts evidencing such Depositary Shares are to be surrendered for payment of the Redemption Price; and (v) that dividends in respect of the Preferred Stock represented by such Depositary Shares to be redeemed will cease to accrue on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected either pro rata, by lot or by such other method in accordance with the procedures of DTC.

Notice having been mailed or transmitted by the Depositary as aforesaid, from and after the Redemption Date (unless the Corporation shall have failed to provide the funds necessary to redeem the Preferred Stock evidenced by the Depositary Shares called for redemption) (i) dividends on the shares of Preferred Stock so called for redemption shall cease to accrue from and after such date, (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, (iii) all rights of the Holders of Receipts evidencing such Depositary Shares (except the right to receive the Redemption Price) shall, to the extent of such Depositary Shares, cease and terminate, and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary at a Redemption Price per Depositary Share equal to 1/1,000th of the Redemption Price per share of Preferred Stock so redeemed plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Corporation in respect of dividends in accordance with the provisions of the Certificate of Amendment.

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the Holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

Section 2.9.       Receipt of Funds.

All funds received by EQ under this Agreement that are to be distributed or applied by EQ in the performance of the services hereunder (the “Funds”) shall be held by EQ as agent for the Corporation and deposited in one or more bank accounts to be maintained by EQ in its name as agent for the Corporation. Until paid pursuant to this Agreement, EQ may hold the Funds through such accounts in demand deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). EQ shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by EQ in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. EQ may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. EQ shall not be obligated to pay such interest, dividends or earnings to the Corporation, any Holder or any other Person.

Section 2.10.     Receipts Issuable in Global Registered Form.

If the Corporation shall determine in a writing delivered to the Depositary that the Receipts are to be issued in whole or in part in the form of one or more Global Registered Receipts, then the Depositary shall, in accordance with the other provisions of this Agreement, execute and deliver one or more Global Registered Receipts evidencing such Receipts, which (i) shall represent, and shall be denominated in the aggregate number of Depositary Shares to be represented by such Global Registered Receipt or Receipts, and (ii) shall be registered in the name of the Global Receipt Depository therefor or its nominee.

Notwithstanding any other provision of this Agreement to the contrary, unless otherwise provided in the Global Registered Receipt, a Global Registered Receipt may only be transferred in whole and only by the applicable Global Receipt Depository for such Global Registered Receipt to a nominee of such Global Receipt Depository, or by a nominee of such Global Receipt Depository to such Global Receipt Depository or another nominee of such Global Receipt Depository, or by such Global Receipt Depository or any such nominee to a successor Global Receipt Depository for such Global Registered Receipt selected or approved by the Corporation or to a nominee of such successor Global Receipt Depository. Except as provided herein, owners solely of beneficial interests in a Global Registered Receipt shall not be entitled to receive physical delivery of the Receipts represented by such Global Registered Receipt. Neither any such beneficial owner nor any direct or indirect participant of a Global Receipt Depository shall have any rights or obligations under this Agreement with respect to any Global Registered Receipt held on their behalf by a Global Receipt Depository, and such Global Receipt Depository may be treated by the Corporation, the Depositary and any director, officer, employee or agent of the Corporation or the Depositary as the holder of such Global Registered Receipt for all purposes whatsoever. Unless and until definitive Receipts are delivered to the owners of the beneficial interests in a Global Registered Receipt, (1) the applicable Global Receipt Depository will make book-entry transfers among its participants and receive and transmit all payments and distributions in respect of the Global Registered Receipts to such participants, in each case, in accordance with its applicable procedures and arrangements, and (2) whenever any notice, payment or other communication to the holders of Global Registered Receipts is required under this Agreement, the Corporation and the Depositary shall give all such notices, payments and communications specified herein to be given to such holders to the applicable Global Receipt Depository.

If an Exchange Event has occurred with respect to any Global Registered Receipt, then, in any such event, the Depositary, upon receipt of a written order from the Corporation for the execution and delivery of individual definitive registered Receipts in exchange for such Global Registered Receipt, shall execute and deliver individual definitive registered Receipts, in authorized denominations and of like tenor and terms in an aggregate number equal to the beneficial interests represented by such Global Registered Receipt in exchange for such Global Registered Receipt.

Definitive registered Receipts issued in exchange for a Global Registered Receipt pursuant to this Section 2.10 shall be registered in such names and in such authorized denominations as the Global Receipt Depository for such Global Registered Receipt, pursuant to instructions from its participants, shall instruct the Depositary in writing. The Depositary shall deliver such Receipts to the Persons in whose names such Receipts are so registered.

Notwithstanding anything to the contrary in this Agreement, should the Corporation determine that the Receipts should be issued as a Global Registered Receipt, the parties hereto shall comply with the terms of any Letter of Representations.

Section 2.11.     Appointment of Depositary.

The Corporation hereby appoints the Depositary as depositary for the Preferred Stock, and the Depositary hereby accepts such appointment, on the express terms and conditions set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Depositary.

ARTICLE III
CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE CORPORATION

Section 3.1.       Filing Proofs, Certificates and Other Information.

Any Holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Corporation may reasonably deem necessary or proper. The Depositary or the Corporation may withhold the delivery, or delay the registration of transfer or redemption, of any Receipt or the withdrawal of the Preferred Stock represented by the Depositary Shares and evidenced by a Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Section 3.2.       Payment of Taxes or Other Governmental Charges.

Holders of Receipts shall be obligated to make payments to the Depositary of certain taxes, charges and expenses, as provided in Section 5.7, or provide evidence satisfactory to the Depositary that such taxes, charges and expenses have been paid. Registration of transfer of any Receipt or any withdrawal of Preferred Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the Holder thereof (after attempting to notify such Holder in accordance with Section 7.4 prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the Holder of such Receipt remaining liable for any deficiency.

Section 3.3.       Warranty as to Preferred Stock; Opinion

The Corporation hereby represents and warrants that the Preferred Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Preferred Stock and the issuance of the related Receipts. The Depositary shall be permitted to rely on applicable opinions of counsel delivered to the underwriters pursuant to Section 5(b)(i) of the underwriting agreement dated December 2, 2020 between the Corporation and the representatives of the underwriters named therein relating to the sale of the Depositary Shares to the public.

Section 3.4.       Warranty as to Receipts.

The Corporation hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in the Preferred Stock. Such representation and warranty shall survive the deposit of the Preferred Stock and the issuance of the Receipts.

ARTICLE IV
THE DEPOSITED SECURITIES; NOTICES

Section 4.1.       Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution on the Preferred Stock, the Depositary shall, at the written direction of the Corporation, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders; provided, however, that in case the Corporation or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any Holder of Receipts a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to registered Holders entitled thereto and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next succeeding distribution to Record Holders of such Receipts. Each Holder of a Receipt shall provide the Depositary with a properly completed Form W-8 or W-9 (which form shall set forth the Holder’s certified tax identification number if requested on such form), as may be applicable. Each Holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by the Depositary of a portion of any of the distributions to be made hereunder.

Section 4.2.       Distributions Other than Cash, Rights, Preferences or Privileges.

Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon the Preferred Stock, the Depositary shall, at the written direction of the Corporation, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by such Receipts held by such Holders, in any manner that the Corporation (in consultation with the Depositary) may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Corporation (in consultation with the Depositary) such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Corporation or the Depositary withhold an amount on account of taxes) the Corporation deems, after consultation with the Depositary, such distribution not to be feasible, the Corporation may adopt (and will notify the Depositary of its adoption of) such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by EQ to Record Holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Corporation shall not make any distribution of such securities or property to the Depositary and the Depositary shall not make any distribution of such securities or property to the Holders of Receipts unless the Corporation shall have provided an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions. For the avoidance of doubt, the Corporation shall calculate and transmit to the Depositary, and the Depositary shall have no obligation under this Agreement to calculate the amounts of cashless distributions. The Corporation may consult with the Depositary, provided, however, that any determination as to such distributions will be the responsibility of the Corporation, and the Depositary shall have no duty or obligation to investigate or confirm whether the Corporation’s determination is accurate or correct.

Section 4.3.       Subscription Rights, Preferences or Privileges.

If the Corporation shall at any time offer or cause to be offered to the Persons in whose names the Preferred Stock is recorded on the books of the Corporation any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the Record Holders of Receipts in such manner as the Corporation shall instruct the Depositary in writing, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Corporation in its discretion with written notice to the Depositary; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Corporation determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the Holders of Receipts (by the issue of warrants or otherwise), or (ii) if and to the extent so instructed by Holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Corporation, in its discretion (with written notice to the Depositary), in any case where the Corporation has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed by the Depositary to the Record Holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash. The Depositary shall not make any distribution of such rights, preferences or privileges, unless the Corporation shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be so registered.

The Corporation shall notify the Depositary whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for Holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Corporation agrees with the Depositary that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or the Corporation shall have provided to the Depositary an opinion of counsel to the effect that the offering and sale of such securities to the Holders are exempt from registration under the provisions of the Securities Act.

The Corporation shall notify the Depositary whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Holders of Receipts, and the Corporation agrees with the Depositary that the Corporation will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges.

The Depositary will not be deemed to have any knowledge of any item for which it is supposed to receive notification under any Section of this Agreement unless and until it has received such notification in writing.

Section 4.4.       Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which holders of the Preferred Stock are entitled to vote or of which holders of the Preferred Stock are entitled to notice, or whenever the Depositary and the Corporation shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Corporation with respect to or otherwise in accordance with the terms of the Preferred Stock) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

Section 4.5.       Voting Rights.

Subject to the provisions of the Certificate of Amendment, upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail (or otherwise transmit by an authorized method) to the Record Holders of Receipts a notice prepared by the Corporation which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the Holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Corporation) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the Holders of Receipts on the relevant record date, the Depositary shall, to the extent possible, vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Preferred Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received; provided, that the Depositary receives such instructions sufficiently in advance of such voting to enable it to so vote or cause such Preferred Stock to be voted. The Corporation hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Preferred Stock or cause such Preferred Stock to be voted. In the absence of specific instructions from the Holder of a Receipt, the Depositary will not vote (but, at its discretion, may appear at any meeting with respect to such Preferred Stock unless directed to the contrary by the Holders of all the Receipts) to the extent of the Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

Section 4.6.       Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc.

Upon any change in par or stated value, split-up, combination or any other reclassification of the Preferred Stock, subject to the provisions of the Certificate of Amendment, or upon any recapitalization, reorganization, merger or consolidation affecting the Corporation or to which it is a party, the Depositary shall, upon the written instructions of the Corporation setting forth any adjustments, (i) make such adjustments as are certified by the Corporation in the fraction of an interest represented by one Depositary Share in one share of Preferred Stock and in the ratio of the Redemption Price per Depositary Share to the Redemption Price per share of Preferred Stock, in each case as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of the Preferred Stock, or of such recapitalization, reorganization, merger or consolidation and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Preferred Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Preferred Stock. In any such case, the Depositary may, upon the receipt of written instructions from the Corporation, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, Holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Preferred Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the Preferred Stock represented by such Receipts might have been converted or for which such Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

Section 4.7.       Delivery of Reports.

The Depositary shall furnish to Holders of Receipts any reports and communications received from the Corporation which are received by the Depositary and which, to the Depositary’s knowledge, the Corporation is required to furnish to the holders of the Preferred Stock.

Section 4.8.       Lists of Receipt Holders.

Reasonably promptly upon request from time to time by the Corporation, at the sole expense of the Corporation, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all registered Holders of Receipts.

ARTICLE V
THE DEPOSITARY, THE DEPOSITARY’S AGENTS, THE REGISTRAR AND THE CORPORATION

Section 5.1.       Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar.

Upon execution of this Agreement, the Depositary shall maintain at the Depositary’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts and, at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Agreement.

The Registrar shall keep books at the Depositary’s Office for the registration and registration of transfer of Receipts, which books at all reasonable times during regular business hours shall be open for inspection by the Record Holders of Receipts; provided, that any such Holder requesting to exercise such right shall certify to the Registrar that such inspection shall be for a proper purpose reasonably related to such Person’s interest as an owner of Depositary Shares evidenced by the Receipts.

The Registrar may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, or because of any requirement of law or any government, governmental body or commission, stock exchange or any applicable self-regulatory body.

If the Receipts or the Depositary Shares evidenced thereby or the Preferred Stock represented by such Depositary Shares shall be listed on one or more national securities exchanges, the Depositary may, with the written approval of the Corporation, appoint a Registrar (acceptable to the Corporation) for registration of the Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Corporation. If the Receipts, Depositary Shares or Preferred Stock are listed on one or more other securities exchanges, the Depositary will, at the request of the Corporation, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of the Receipts, Depositary Shares or Preferred Stock as may be required by law or applicable securities exchange regulations.

Section 5.2.       Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Corporation.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation shall incur any liability to any Holder of Receipt or any beneficial owner thereof if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar or any Transfer Agent, by reason of any provision, present or future, of the Corporation’s Certificate of Incorporation, as amended (including the Certificate of Amendment) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, the Registrar, the Transfer Agent or the Corporation shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent or the Corporation incur liability to any Holder of a Receipt or any beneficial owner thereof (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement except in the event of the gross negligence, willful misconduct or actual fraud (each as determined by a final non-appealable judgment of a court of competent jurisdiction) of the party charged with such exercise or failure to exercise.

Section 5.3.       Obligations of the Depositary, the Depositary’s Agents and the Registrar.

None of the Depositary, any Depositary’s Agent, any Registrar or any Transfer Agent assumes any obligation or shall be subject to any liability under this Agreement to Holders of Receipts or any other Person other than from acts or omissions arising out of conduct constituting gross negligence, willful misconduct or actual fraud (each as determined by a final non-appealable judgment of a court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary, excluding any data breach that affects the Corporation (including, without limitation, any data breach that affects personal identifying information of a Holder), the Depositary’s gross negligence, willful misconduct or actual fraud (each as determined by a final, non-appealable judgment of a court of competent jurisdiction and for which the limits in this sentence shall not apply), the Depositary’s, any Depositary’s Agent, Registrar’s or Transfer Agent’s aggregate liability under this Agreement with respect to, arising from or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, tort, or otherwise, is limited to, and shall not exceed, twice the amount of fees paid hereunder by the Corporation to the Depositary pursuant to this Agreement during the twelve (12) months immediately preceding the event for which recovery from the Depositary is sought, but not including reimbursable expenses.

Notwithstanding anything in this Agreement to the contrary, neither the Depositary, nor the Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits) even if they have been advised of the likelihood of such loss or damage and regardless of the form of action.

The Depositary shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Receipts with respect to any action or default by the Corporation, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Corporation.

The Depositary shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

The Depositary shall act hereunder solely as agent for the Corporation, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied). The Depositary shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Receipt.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any Person presenting Preferred Stock for deposit, any Holder of a Receipt or any other Person believed by it, in the absence of gross negligence, willful misconduct or actual fraud (each as determined by a final non-appealable judgment of a court of competent jurisdiction) to be competent to give such information. The Depositary, any Depositary’s Agent, any Registrar or Transfer Agent may each rely and shall each be protected in acting upon or omitting to act upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the shares of Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is not taken in gross negligence, willful misconduct or actual fraud (in each case as determined in an final, non-appealable judgment of a court of competent jurisdiction). The Depositary undertakes, and any Registrar and Transfer Agent shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar or any Transfer Agent.

The Depositary, the Depositary’s Agents, and any Registrar or Transfer Agent may own and deal in any class of securities of the Corporation and its affiliates and in Receipts or, subject to applicable law, become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Depositary, the Depositary’s Agents, the Registrar or Transfer Agent under this Agreement. Nothing herein shall preclude such Persons from acting in any other capacity for the Corporation or for any other legal entity. The Depositary may also act as transfer agent or registrar of any of the securities of the Corporation and its affiliates.

The Depositary shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Receipts, the Depositary Shares or the Preferred Stock, nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Depositary shall not be responsible for advancing funds on behalf of the Corporation and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

In the event the Depositary, the Depositary’s Agent, any Registrar or any Transfer Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by it hereunder, or in the administration of any of the provisions of this Agreement, the Depositary, the Depositary’s Agent, any Registrar or any Transfer Agent shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, each of the Depositary, the Depositary’s Agent, any Registrar or any Transfer Agent may, in its sole discretion upon written notice to the Corporation, refrain from taking any action and shall be fully protected and shall not be liable in any way to the Corporation, any Holders of Receipts or any other Person for refraining from taking such action, unless the Depositary, the Depositary’s Agent, the Registrar or Transfer Agent, as applicable, receives written instructions or a certificate signed by the Corporation which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary, the Depositary’s Agent, any Registrar or any Transfer Agent or which proves or establishes the applicable matter to its satisfaction.

In the event the Depositary, any Depositary’s Agent, any Registrar or any Transfer Agent shall receive conflicting claims, requests or instructions from any Holders of Receipts, on the one hand, and the Corporation, on the other hand, the Depositary, any Depositary’s Agent, any Registrar or any Transfer Agent, shall be entitled to act on such claims, requests or instructions received from the Corporation, and shall be entitled to the indemnification set forth in Section 5.6 hereof in connection with any action so taken.

From time to time, the Corporation may provide the Depositary, any Depositary’s Agent, any Registrar or any Transfer Agent with instructions concerning the services performed by the Depositary under this Agreement. In addition, at any time, the Depositary, any Depositary’s Agent, any Registrar or any Transfer Agent may apply to any officer of the Corporation for instruction, and may consult with legal counsel for the Depositary or the Corporation with respect to any matter arising in connection with the services to be performed by the Depositary, Depositary’s Agent, Registrar or Transfer Agent, as applicable, under this Agreement. The Depositary, Depositary’s Agent, Registrar, Transfer Agent and their respective agents and subcontractors shall not be liable and shall be indemnified by the Corporation for any action taken or omitted by them in reliance upon any instructions from the Corporation or upon the advice or opinion of such counsel. None of the Depositary, any Depositary’s Agent, any Registrar or any Transfer Agent shall be held to have notice of any change of authority of any Person, until receipt of written notice thereof from the Corporation.

The Depositary may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same then in effect.

The Depositary shall not be liable or responsible for any failure of the Corporation to comply with any of its obligations relating to any registration statement filed with the Securities and Exchange Commission or this Agreement, including without limitation obligations under applicable regulation or law.

The Depositary may rely on and shall be held harmless and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in reliance upon any certificate, statement, instrument, opinion, notice, letter, facsimile transmission or other document, or any security delivered to it, and believed by it, in the absence of gross negligence, willful misconduct or actual fraud (each as determined by a final non-appealable judgment of a court of competent jurisdiction) to be genuine and to have been made or signed by the proper party or parties, or upon any written or oral instructions or statements from the Corporation with respect to any matter relating to its acting as Depositary hereunder.

The Depositary may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Depositary shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, absent gross negligence, willful misconduct or actual fraud (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment or engagement thereof.

The Depositary, any Depositary’s Agent, any Registrar and any Transfer Agent hereunder:

(i)            shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;

(ii)           shall have no obligation to make payment hereunder unless the Corporation shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;

(iii)          may rely on and shall be authorized and protected in acting or omitting to act upon any certificate, instrument, opinion, notice, letter, facsimile transmission or other document or security delivered to it and believed by it to be genuine and to have been signed by the proper party or parties, and shall have no responsibility for determining the accuracy thereof;

(iv)          may rely on and shall be authorized and protected in acting or omitting to act upon the written, telephonic, electronic and oral instructions given in accordance with this Agreement, with respect to any matter relating to its actions as Depositary, Transfer Agent or Registrar covered by this Agreement (or supplementing or qualifying any such actions), by officers of the Corporation;

(v)           may consult counsel satisfactory to it (who may be an employee of the Depositary or the Registrar or counsel to the Corporation), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in accordance with the advice of such counsel;

(vi)         shall not be called upon at any time to advise any Person with respect to the Preferred Stock, Depositary Shares or Receipts;

(vii)        shall not be liable or responsible for any recital or statement contained in any documents relating hereto or to the Preferred Stock, the Depositary Shares or Receipts;

(viii)       shall not be liable in any respect on account of the identity, authority or rights of the parties (other than the Depositary) executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for under this Agreement; and

(ix)          shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

The obligations of the Corporation and the rights of the Depositary, the Depositary’s Agent, Transfer Agent or Registrar set forth in this Section 5.3 shall survive the replacement, removal or resignation of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Agreement.

Section 5.4.       Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by delivering 60 days’ written notice of its election to do so to the Corporation, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided, but in no event later than 30 days after delivery of such written notice.

The Depositary may at any time be removed by the Corporation by 30 days’ written notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary hereunder and its acceptance of such appointment as hereinafter provided, but in no event later than 30 days after delivery of such written notice.

In case at any time the Depositary acting hereunder shall resign or be removed, the Corporation shall, within 30 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be an entity having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000; provided, that the Corporation shall use its commercially reasonable efforts to ensure that there is at all relevant times when the Preferred Stock is outstanding a Person appointed and serving as the Depositary. If no successor Depositary shall have been so appointed and have accepted appointment within 30 days after delivery of such notice, any Record Holder or Receipts hereunder or the resigning or removed Depositary may petition a court of competent jurisdiction to appoint a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Corporation an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Corporation, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the deposited Preferred Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the Record Holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail (or otherwise transmit by an authorized method) notice of its appointment to the Record Holders of Receipts.

Any Person into or with which the Depositary may be merged, consolidated or converted shall be the successor of the Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or its own name as successor Depositary.

The provisions of this Section 5.4 as they apply to the Depositary apply to the Registrar and Transfer Agent as if specifically enumerated herein.

Section 5.5.     Corporate Notices and Reports.

The Corporation agrees that it will deliver to the Depositary, and at the Corporation’s direction the Depositary will, promptly after receipt thereof, transmit to the Record Holders of Receipts, in each case at the addresses recorded in the Depositary’s books, copies of all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Preferred Stock, the Depositary Shares or the Receipts are listed or by the Corporation’s Certificate of Incorporation, as amended (including the Certificate of Amendment), to be furnished to the Record Holders of Receipts. Such transmission will be at the Corporation’s expense and the Corporation will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the Record Holders of Receipts at the Corporation’s expense such other documents as may be requested by the Corporation.

Section 5.6.     Indemnification by the Corporation.

Notwithstanding Section 5.3 to the contrary, the Corporation shall indemnify the Depositary, any Depositary’s Agent and any Registrar and any Transfer Agent (including each of their officers, directors, agents and employees) against, and hold each of them harmless from, any loss, damage, judgment, cost, fine, penalty, claim, demand, settlement, liability or expense (including the reasonable costs and expenses of its legal counsel) which may arise out of or, in connection with acts performed, taken or omitted to be taken in connection with the execution, acceptance, administration, exercise and performance of its duties under this Agreement and the Receipts by the Depositary, any Registrar, any Transfer Agent, or any of their respective agents (including any Depositary’s Agents) and any transactions or documents contemplated hereby, except for any liability arising out of gross negligence, willful misconduct or actual fraud (each as determined by a final, non-appealable judgment of a court of competent jurisdiction) on the respective parts of any such Person or Persons. The obligations of the Corporation set forth in this Section 5.6 shall survive the replacement, removal, resignation or any succession of any Depositary, Registrar, Transfer Agent or Depositary’s Agent, or termination of this Agreement.

Section 5.7.     Fees, Charges and Expenses.

The Corporation agrees promptly to pay the Depositary, the Depositary’s Agent, the Registrar and the Transfer Agent compensation for all services to be agreed upon with the Corporation and rendered by them hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, as promptly as practicable after demand of the Depositary, to reimburse the Depositary, the Depositary’s Agent, the Transfer Agent, the Registrar any dividend disbursement agent and any redemption agent for all of its reasonable and documented expenses (including the reasonable and documented fees and expenses for one outside counsel) and other disbursements incurred in the exercise and performance of its duties hereunder. The Corporation shall pay all charges of the Depositary in connection with the initial deposit of the Preferred Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of Preferred Stock by owners of Depositary Shares, and any redemption or exchange of the Preferred Stock at the option of the Corporation. The Corporation shall pay all transfer and other similar taxes and governmental charges arising solely from the existence of the depositary arrangements. All other transfer and other similar taxes and governmental charges shall be at the expense of Holders of Depositary Shares evidenced by Receipts. If, at the request of a Holder of Receipts, the Depositary incurs charges or expenses for which the Corporation is not otherwise liable hereunder, such Holder will be liable for such charges and expenses; provided, however, that the Depositary may, at its sole option, require a Holder of a Receipt to prepay the Depositary any charge or expense the Depositary has been asked to incur at the request of such Holder of Receipts. The Depositary shall present its statement for charges and expenses to the Corporation at such intervals as the Corporation and the Depositary may agree. The obligations of the Corporation and the rights of the Depositary, the Depositary’s Agent, Transfer Agent or Registrar under this Section 5.7 shall survive the replacement, removal, resignation or any succession of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Agreement.

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Section 5.8.     Withholding.

Notwithstanding any other provision of this Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax or other governmental charge which the Depositary is obligated by law to withhold, the Depositary may dispose of, by public or private sale, all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them, respectively; provided, however, that in the event the Depositary determines that such distribution of property is subject to withholding tax only with respect to some but not all Holders of Receipts, the Depositary will use its best efforts (i) to sell only that portion of such property distributable to such Holders that is required to generate sufficient proceeds to pay such withholding tax and (ii) to effect any such sale in such a manner so as to avoid affecting the rights of any other Holders of Receipts to receive such distribution in property.

ARTICLE VI
AMENDMENT AND TERMINATION

Section 6.1.     Amendment.

The form of the Receipts and any provisions of this Agreement may at any time and from time to time be amended by agreement between the Corporation and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the Holders of Receipts shall be effective against the Holders of Receipts unless such amendment shall have been approved by the Holders of Receipts representing in the aggregate at least a two-thirds majority of the Depositary Shares then outstanding; provided, further, that as a condition precedent to the Depositary’s execution of any amendment, the Corporation shall deliver to the Depositary a certificate from a duly authorized officer of the Corporation that states that the proposed amendment complies with this Section 6.1. Every Holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.5 and 2.6 and Article III, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the Holder the Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable securities exchange.

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Section 6.2.     Termination.

Without limiting any of the rights or immunities of the Depositary under this Agreement, this Agreement may be terminated by the Corporation or the Depositary only if (i) all outstanding Depositary Shares shall have been redeemed in accordance with the provisions hereof or (ii) there shall have been made a final distribution in respect of the deposited Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution shall have been distributed to the Holders of Receipts entitled thereto.

Upon the termination of this Agreement, the Corporation shall be discharged from all obligations under this Agreement except for its obligations to the Depositary, any Depositary’s Agent, any Transfer Agent, Registrar and any other Person under Sections 5.3, 5.6 and 5.7.

ARTICLE VII
MISCELLANEOUS

Section 7.1.     Counterparts.

This Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature, and the words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

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Section 7.2.     Exclusive Benefit of Parties.

This Agreement is for the exclusive benefit of the parties hereto except as expressly provided herein, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other Person whatsoever.

Section 7.3.     Invalidity of Provisions.

In case any one or more of the provisions contained in this Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby; provided, however, that if any such provision adversely affects the rights, duties, liabilities or obligations of the Depositary, the Depositary shall be entitled to resign immediately.

Section 7.4.     Notices.

Any and all notices to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or overnight delivery service, or by facsimile transmission or electronic mail, confirmed by letter, addressed to the Corporation at:

Selective Insurance Group, Inc.

40 Wantage Avenue, Branchville,

New Jersey, 07890

Attention: Michael H. Lanza, Esq.

With a copy to:

Selective Insurance Group, Inc.

40 Wantage Avenue, Branchville,

New Jersey, 07890

Attention: Robyn P. Turner, Esq.

or at any other addresses of which the Corporation shall have notified the Depositary in writing.

Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or overnight delivery service, or by facsimile transmission, addressed to the Depositary at:

Equiniti Trust Company

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120-4100

Facsimile No.: 651-450-4078

Attention: Tracie L. Balach, Relationship Manager

or at any other addresses of which the Depositary shall have notified the Corporation in writing.

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Any and all notices to be given to any Record Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, recognized next-day courier service or telecopier confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary or, in the case of Receipts issued in the form of one or more Global Registered Receipts, if transmitted through the facilities of DTC in accordance with DTC’s procedures; provided, that any Record Holder may direct the Depositary to deliver notices to such Record Holder at an alternate address or in a specific manner that is reasonably requested by such Record Holder in a written request timely filed with the Depositary and that is reasonably acceptable to the Depositary.

Delivery of a notice sent by mail or by facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post office letter box or in the case of a next-day courier service, when deposited with such courier, courier fees prepaid. The Depositary or the Corporation may, however, act upon any facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.

Section 7.5.     Depositary’s Agents.

The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will promptly notify the Corporation of any such action.

Section 7.6.     [Reserved].

Section 7.7.     Holders of Receipts Are Parties.

The Holders of Receipts from time to time shall be deemed to be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof to the same extent as though such Person executed this Agreement.

Section 7.8.     Governing Law.

This Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York. Any suit, action or proceeding brought by one party hereto against another party hereto in connection with or arising under this Agreement shall be brought solely in the state or federal court or appropriate jurisdiction located in the Borough of Manhattan, The City of New York and each party hereto irrevocably waives, to the fullest extent permitted by law, (i) any objection that such courts are an inconvenient forum and (ii) any claim of immunity, sovereign or otherwise.

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Section 7.9.     Inspection of Agreement.

Copies of this Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be open to inspection during business hours at the Depositary’s Office and the respective offices of the Depositary’s Agents, if any, by any Holder of a Receipt.

Section 7.10.   Headings.

The headings of articles and sections in this Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

Section 7.11.   Further Assurances.

From time to time and after the date hereof, the Corporation agrees that it will perform, acknowledge, and deliver or cause to be performed, acknowledged or delivered, all such further and other acts, documents, instruments and assurances as the Depositary may reasonably require to perform the provisions of this Agreement.

Section 7.12.   Confidentiality.

The Depositary and the Corporation agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Holder information and the fees for services that are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law or legal process. Each party, however, may disclose relevant aspects of the other party’s confidential information to its officers, affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Agreement and such disclosure is not prohibited by applicable law.

[Signature page follows]

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IN WITNESS WHEREOF, the Corporation and the Depositary have duly executed this Agreement as of the day and year first set forth above and all Holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

SELECTIVE INSURANCE GROUP, INC.

By:
Name:
Title:

[Signature Page to Deposit Agreement]

IN WITNESS WHEREOF, the Corporation and the Depositary have duly executed this Agreement as of the day and year first set forth above and all Holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

Equiniti Trust Company as Depositary, Registrar and Transfer Agent

By:
Name:
Title:

[Signature Page to Deposit Agreement]

EXHIBIT A

[FORM OF DEPOSITARY RECEIPT]

[FACE OF RECEIPT]

UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO SELECTIVE INSURANCE GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEPOSIT AGREEMENT REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

NUMBER OF DEPOSITARY SHARES: 8,000,000

DEPOSITARY RECEIPT NO. A-1

EACH REPRESENTING 1/1,000th OF ONE SHARE OF
4.60% NON-CUMULATIVE PREFERRED STOCK, SERIES B
OF
SELECTIVE INSURANCE GROUP, INC.

CUSIP: 816300 503

SEE REVERSE FOR CERTAIN DEFINITIONS

Dividend Payment Dates: March 15, June 15, September 15, and December 15 of each year.

Equiniti Trust Company, a limited trust company organized under the laws of the State of New York (the “Depositary”), hereby certifies that CEDE & CO. is the registered owner of 8,000,000 depositary shares (“Depositary Shares”), each Depositary Share representing 1/1,000th of one share of the 4.60% Non-Cumulative Preferred Stock, Series B, without par value, $25,000 liquidation preference per share (the “Preferred Stock”), of Selective Insurance Group, Inc., a New Jersey corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of December 9, 2020 (the “Deposit Agreement”), among the Corporation, the Depositary and the Holders from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual, facsimile, or electronic signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual, facsimile, or electronic signature of a duly authorized officer of such Registrar.

Dated:

Equiniti Trust Company,

as Depositary

By:
Authorized Officer

[REVERSE OF RECEIPT]

SELECTIVE INSURANCE GROUP, INC.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH RECEIPT HOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF AMENDMENT OF THE 4.60% NON-CUMULATIVE PREFERRED STOCK, SERIES B, OF SELECTIVE INSURANCE GROUP, INC. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties
TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PL	Public Law
AGMT	Agreement	FBO	For the benefit of	TR	(As) trustee(s), for, of
ART	Article	FDN	Foundation	U	Under
CH	Chapter	GDN	Guardian(s)	UA	Under Agreement
CUST	Custodian for	GDNSHP	Guardianship	UW	Under will of, Of will of, Under last will & testament
DEC	Declaration	MIN	Minor(s)
EST	Estate, of Estate of	PAR	Paragraph

For value received,          hereby sell(s), assign(s) and transfer(s) unto

INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:______________________________

PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE:______________________________

Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint ___________ as Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:______________________________

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: If applicable, the signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.